EXHIBIT 99.2

A.M. CASTLE & CO.	1420 Kensington Road Suite 220 Oak Brook, IL 60523 P: (847) 455-7111 F: (847) 241-8171
For Further Information:
-At ALPHA IR-
Analyst Contact
Chris Hodges or Chris Donovan
(312) 445-2870
Email: CASL@alpha-ir.com
Traded: OTCQB (CASL)
FOR IMMEDIATE RELEASE
June 9, 2017
A.M. CASTLE & CO. ANNOUNCES OVERWHELMING CREDITOR SUPPORT FOR PREPACKAGED FINANCIAL RESTRUCTURING; SETS DEADLINES RELATING TO SAME
Having Achieved the Support of the Majority of its Secured Creditors, Company Intends to File Prepackaged Plan of Reorganization Shortly

OAK BROOK, IL, June 9, 2017 - A. M. Castle & Co. (OTCQB: CASL) (the “Company” or “Castle”), a global distributor of specialty metal and supply chain solutions, today announced it has achieved the support of an overwhelming majority of its secured creditors by aggregate number and dollar value for its Prepackaged Joint Chapter 11 Plan of Reorganization (the “Plan”). The Company also announced that certain creditors have agreed to extend, under the terms of the previously announced Restructuring Support Agreement (“RSA”), the date for filing of the Company’s Plan with the bankruptcy court in Delaware by five days, to June 20, 2017, and set the deadline to complete the Company’s restructuring to August 31, 2017.
President and CEO Steve Scheinkman said, “The results of the vote demonstrate extraordinary support of our Plan by our secured creditors. We intend to file our Plan with the court in Delaware shortly and anticipate that it will be approved later this summer, hopefully within 45 to 60 days of the date of filing.”
The voting results show that, by dollar value, 100 percent of the votes cast by holders of both the Prepetition First Lien Secured Claims and the Prepetition Second Lien Secured Claims, as well as 79.24 percent of the votes cast by holders of the Prepetition Third Lien Secured Claims, approved the Plan (all capitalized terms as defined in the Plan). In the aggregate, 98.32 percent of the voting secured creditors by dollar value voted in favor of the Plan. Additionally, a majority of voting holders in number in each class approved the Plan, with an aggregate of 88.68 percent of voting holders in number approving the Plan.
Scheinkman concluded, “We are extremely pleased with the outcome of the vote on our Plan, and proud that we continue to deliver on the timeline we outlined when we announced this restructuring on April 7. This vote, together with the recently announced commitments for debtor-in-possession and exit financing with PNC Bank, now positions us to file our Plan with the court in Delaware and emerge on the timeline we originally projected. The entire Castle team is energized, focused on growing our business, and anxious to complete our restructuring this summer, putting the Company back on track to assume its place as an industry leader.”
About A. M. Castle & Co.
Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and supply chain services, principally serving the producer durable equipment, commercial aircraft, heavy equipment, industrial goods, construction equipment, and retail sectors of the global economy. Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a variety of industries. It specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon. Together, Castle and its affiliated companies operate out of 21 metals service centers located throughout North America, Europe and Asia. Its common stock is traded on the OTCQB® Venture Market under the ticker symbol "CASL".

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EXHIBIT 99.2

Cautionary Statement on Risks Associated with Forward-Looking Statements
Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy, and the cost savings and other benefits that we expect to achieve from our restructuring. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” “should,” or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include or relate to: our ability to timely conclude definitive documentation for, and to satisfy all conditions to the consummation of, new money commitment from our creditors, any required debtor-in-possession financing or exit financing, or other agreements called for by our plan of reorganization, as the case may be; our ability to obtain sufficient acceptances in connection with our solicitation of debt holder support; our ability to obtain the bankruptcy court’s approval with respect to motions or other requests made in our anticipated chapter 11 cases, including any required approvals of our assumption of the new money commitment or any required debtor-in-possession financing or exit financing; our ability to maintain strategic control as debtor-in-possession; the availability of the Bankruptcy Court for hearings on our motions, which may affect the timing of any required approvals and our emergence from our anticipated chapter 11 case; our ability to confirm and consummate a chapter 11 plan of reorganization in our anticipated chapter 11 case; the effects of the filing of our anticipated chapter 11 case on our business and the interests of various constituents; the bankruptcy court’s rulings in our anticipated chapter 11 case, as well the outcome of any such case in general; the length of time that we may operate under chapter 11 protection and the continued availability of operating capital during the pendency of our anticipated chapter 11 case; risks associated with third party motions or objections in our anticipated chapter 11 case, which may interfere with our ability to confirm and consummate a chapter 11 plan of reorganization; the potential adverse effects of our anticipated chapter 11 case on our liquidity or results of operations; our ability to execute the Company’s business and financial reorganization plan; and increased advisory costs to execute our restructuring. Other factors include our ability to effectively manage our operational initiatives and restructuring activities, the impact of volatility of metals prices, the cyclical and seasonal aspects of our business, our ability to effectively manage inventory levels, our ability to successfully complete the remaining steps in our strategic refinancing process, and the impact of our substantial level of indebtedness, as well as including those risk factors identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the first quarter ended March 31, 2017. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future, to reflect the occurrence of unanticipated events or for any other reason.

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